Exhibit 10.3

Sales Compensation Plan

Head of Sales FY11 Incentive Plan

Effective Date: January 1, 2011

End Date: December 31, 2011

The terms and conditions of the Digital Realty Trust L.P. (the “Company”) Sales Compensation Plan (the “SCP” or “Plan”) are set forth below. For purposes of the Plan, the term “Company” shall also include Digital Realty Trust, Inc. and any subsidiary or affiliate of Digital Realty Trust, Inc. or Digital Realty Trust, L.P. (including, without limitation, DLR, LLC), as the context requires. As of the Effective Date, the SCP replaces and supersedes all previous Company sales compensation plans and policies and all other previous oral or written statements, promises or agreements regarding the subject matter of the SCP. The SCP applies to all commissions earned while the SCP is in effect. The Company retains the right to modify, amend, revoke, suspend, terminate or change any part of the SCP at any time, without advance notice, in the sole, unfettered discretion of the Company. The terms of the SCP may not be altered or amended except in writing as approved by the Company’s Chief Executive Officer. All administration, decisions, calculations and interpretations under the SCP are made by the Company in its sole, unfettered discretion and shall be conclusive and binding on all participants.

PLAN SUMMARY

PLAN PURPOSE

The purpose of the 2011 Incentive Plan is to reward and motivate achievement of assigned sales objectives. Every person plays a key role in the achievement of these objectives, which have been tailored to your specific role. Quotas have been assigned to ensure company and individual success are aligned, and the payout levels have been set to provide motivational and competitive levels of compensation.

PLAN COMPONENTS

The purpose of the 2011 Incentive Plan is to reward and motivate achievement of assigned sales objectives.

Performance Measures	Weight	Threshold	Cap	Measurement Period	Payout Frequency	Payout Calculation
I. Annualized Closed Contract Value (Quota)	100%	0%	175%	Annual	Quarterly	Year-to-date

I. Annualized Contract Value (100%)

Calculation

Performance to Quota	Payout as a % Target	Slope
125% +	capped at 175%	NA
100% - 125%	100% - 175%	3.0X
75% - 100%	60% - 100%	1.6x
50% - 75%	30% - 60%	1.2x
0% - 50%	0%	0.0X

Description:

Annualized Contract Value is defined as the year-to-date annualized revenue associated with contracts closed in FY11.

Annualized Contract Value will be measured on a year to-date basis.

The table on the left illustrates how your sales incentive will be calculated. Payment for a single lease transaction will be capped at $100,000.

Terms and Conditions

INTRODUCTION

The following section details the terms and conditions that govern the payouts of the incentive plan.

GOAL

The Global Sales Organization is the leading datacenter solutions provider to the Global 4000, Systems Integrators and managed services providers. This plan is designed to motivate the sales team to pro-actively engage these types of companies and to position the Company as the leading datacenter solutions provider.

ELIGIBILITY

Participation in the SCP is limited to employees who have received a copy of this SCP that has been signed by him or her and bears an original signature by the Company’s Chief Executive Officer. Participant may be removed from participation at any time in the sole, unfettered discretion of the Company.

Unless otherwise allowed by the Company in its sole, unfettered discretion, the Head of Sales (“Participant”) must be classified by the Company as a regular full-time employee in a sales position at the time a lease is Executed to be eligible to earn incentives on that lease.

I Agree to this Amendment for 2011	Participant Initial

A lease is “Executed” if it has been duly and validly executed by the lessee and the Company and delivered to the Company.

A Participant is not eligible to earn incentives on a lease Executed after the Participant ceases to be a full-time employee for any reason. In addition, a Participant is not eligible to earn the Lease Commencement Incentive (as defined in the section entitled “Payment of Incentives” hereof) on any lease that Commences after the Participant ceases to be a full-time employee, for any reason.

If a Participant is on a Leave of Absence, the Participant is eligible to earn incentives on leases Executed prior to the start of the Leave of Absence. Leaves of Absences are defined in the Company’s policies.

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The Company may determine that a Participant on a Leave of Absence is eligible to earn a full or partial incentive on a lease Executed while the Participant is on the Leave of Absence. (See “Incentive Allocation.”)

Any person who is not an employee of the Company, including but not limited to family members, is prohibited from performing work on behalf of the Company and shall have no rights under this Plan.

All Participants shall be required to comply with the Company’s policies and procedures and applicable law to be eligible to participate in the SCP. If a Participant fails to adhere to the terms of any Company policy or procedure, the Participant will be subject to discipline, up to and including ineligibility to earn incentives on the lease(s) in question, removal from the SCP, and/or termination of employment.

QUOTAS

For the Plan year, the Participant will be required to meet the Quota outlined in Appendix A.

INCENTIVE OPPORTUNITY

Subject to the provisions of this Plan, an incentive on a lease is deemed earned when the lease is fully executed in accordance with its terms and without regard to actual receipt of rent.

All leases are subject to review, interpretation and approval by the Company.

Deductions

Before sales credit is provided, Total Lease Value Credits are reduced by the following items:

DLR capital expenditures (including but not limited to):

•	Tenant Improvement allowances provided by the Company;

•	Landlord Work provided by the Company;

•	Interest on financing provided by the Company

•	Third party commissions paid by the Company;

•	Referral fees paid by the Company;

Lease values beyond the first Lease Termination Option date, if any

PAYMENT OF ADVANCES AND INCENTIVES

The payment of incentives will be paid as soon as possible, but within 45 days after the expiration of the fiscal calendar quarter in which Execution occurs. Notwithstanding anything contained herein, in no event shall any incentive be paid later than the last day of the applicable two and one-half (2- 1/2) month “short-term deferral period” with respect to such incentive, within the meaning of Treasury Regulation Section 1.409A-1(b)(4).

Taxes, withholding and authorized deductions will be deducted before each payment.

I Agree to this Amendment for 2011	Participant Initial

CHARGEBACKS

In the Company’s sole, unfettered discretion, a Participant’s advance or earned incentive may be reduced to the extent that the Company refunds any revenue, reduces a lease price, or writes off any portion of a transaction for any reason.

TERMINATION OF EMPLOYMENT

A Participant shall not be eligible to earn any incentives on leases that are Executed after the date employment with the Company is terminated for any reason (the “Termination Date”).

A Participant shall not be eligible to receive any incentive advances after the Termination Date. Immediately upon the termination, a Participant must return to the Company any document (and all copies) and other Company property in the Participant’s possession, custody or control, including, without limitation, any customer information or other sales-related materials.

GENERAL RULES

All references to currency are in local currencies. The SCP applies only to leases Executed in 2011.

To be eligible for incentives in 2011, the Participant must sign and return this SCP within fourteen (14) days of receipt.

ADMINISTRATION

The Chief Executive Officer is the selected designees of the Company who shall be responsible for the implementation and ongoing administration of the SCP.

All administration, calculations, determinations and interpretations of the SCP are made in the sole, unfettered, exclusive and final discretion of the Company.

A Participant must report any potential dispute under the SCP in writing to the Company’s Chief Executive Officer within 30 days of receipt of the relevant statement or payment, whichever is earlier.

The Company may amend or discontinue the SCP in whole or in part, without notice, at any time.

To be binding on the Company, any amendment of the SCP must be in writing and signed by the Company’s Chief Executive Officer.

EMPLOYMENT AT-WILL

The SCP does not create a guarantee of employment for any specific period of time. Nothing in the SCP is intended to or operates to change a Participant’s or the Company’s right to terminate the employment relationship at-will; that is, at any time, with or without cause and with or without advance notice.

SEVERABILITY

Should an arbitrator or court of competent jurisdiction determine that any provision of this SCP is unenforceable, in whole or in part, such determination will not affect any other provision of this SCP, and the provision in question will be modified by the arbitrator or court so as to be enforceable.

ENTIRE PLAN

This SCP sets forth the entire understanding between the Company and the Participant relating to the subjects covered by the SCP.

CODE SECTION 409A

To the extent applicable, the SCP shall be interpreted and applied consistent and in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under the SCP may not be either exempt from

I Agree to this Amendment for 2011	Participant Initial

or compliant with Section 409A and related Department of Treasury guidance, the Company may in its sole, unfettered discretion adopt such amendments to the SCP or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A and related Department of Treasury guidance; provided, however, that this provision shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.

ACKNOWLEDGEMENTS AND AGREEMENTS

The undersigned has read and agrees to be bound by this SCP, including the Company’s sole, unfettered, exclusive and final discretion and authority to administer and make all decisions, calculations and interpretations under the SCP, each of which shall be conclusive and binding on the undersigned.

The undersigned agrees that this SCP sets forth the terms of his/her incentive compensation with the Company. The undersigned understands and acknowledges that commissions under the SCP are not earned and do not constitute wages until all requirements under the SCP have been met as determined solely by the Company. The undersigned acknowledges that, in the event he or she receives any advance or commission payment in error, he or she is obligated immediately to repay it to the Company. To the extent permitted by applicable law, the undersigned expressly authorizes the Company to deduct any erroneous payment from his or her advances, commissions, other compensation, severance pay, expense reimbursements, or any other funds owed to the undersigned by the Company.

The undersigned acknowledges the Company’s rights to modify, amend, revoke, suspend, terminate or change any part of the SCP from time to time, in its sole, unfettered discretion, without advance notice, and all such modifications, amendments and other actions will be binding on the undersigned.

Finally, the undersigned acknowledges that he or she has had an opportunity to review this plan with his or her lawyer.

Approved:

Signature:

Print Name:	Mike Foust

Date:

Title:	Chief Executive Officer

Participant

Signature:

Print Name:

Date:

I Agree to this Amendment for 2011	Participant Initial